For period ending  April 30, 2018
File number 811-8767


Exhibit 77Q1

During the period covered by this report, the registrant (1) amended its Certificate of Trust to change its name from UBS Money Series to UBS Series Funds and (2) amended its
Trust Instrument to reflect the aforementioned name change and to establish a new series, namely UBS Ultra Short
Income Fund. Further information regarding the new series is not provided in response to N-SAR Item 77I because the instructions in Form N-SAR specify that such item is to be completed if the registrant has issued new securities, and the new UBS Ultra Short Income Fund had not issued any securities as of the end of the registrant's April 30, 2018, reporting period. Reproduced below is the text of both the amendment to the Certificate of Trust and the amendment to the Trust Instrument:


CERTIFICATE OF AMENDMENT OF UBS
MONEY SERIES

This Certificate of Amendment ("Certificate") is filed in accordance with the provisions of the Delaware Business
Trust Act (12 Del. Code Ann. Tit. 12 Section 3801 et seq.) and sets forth the following:

	1.  The name of the trust is: UBS Money
Series ("Trust").

2. The Trust's Certificate of Trust is hereby amended to change the name of the Trust to UBS Series Funds.

	3. This Certificate shall become effective on March 9, 2018.

IN WITNESS WHEREOF, the undersigned, being a Trustee, has executed this Certificate as of the 9th day of March 2018.


/s/ Meyer Feldberg
Meyer Feldberg

As Trustee and not individually

Address:
c/o UBS Asset Management (Americas) Inc.
Attn: Legal Department
1285 Avenue of the Americas, 12th Floor
New York, NY 10014


AMENDMENT NO. 13 TO THE TRUST
INSTRUMENT
UBS SERIES FUNDS
(formerly, UBS Money Series)
Pursuant to Article IV, Section 1 and Article X,
Section 8 of the Trust Instrument of UBS Money
Series (the "Trust"), the Trust Instrument of the
Trust, dated April 29, 1998, as amended on July 28,
1999, May 9, 2001, April 8, 2002, March 15,
2004, August 28, 2007, October 6, 2008, May 20,
2015, October 16, 2015, December 30, 2015,
April 15, 2016, August 26, 2016, and October 27,
2016 is hereby further amended as indicated below.

The last sentence of the introductory paragraph of the Trust Instrument is amended to read as follows: "The name of the Trust created by this Trust Instrument is UBS Series Funds."

Section (m) of Article I of the Trust Instrument is amended to read as follows: "(m) "Trust" means
UBS Series Funds established hereby, and reference to the Trust, when applicable to one or more Series, refers to that Series."

All other references in the Trust Instrument to UBS
Money Series are changed to UBS Series Funds.

Schedule A is hereby amended to read as follows:
Series of the Trust
UBS Ultra Short Income Fund
Limited Purpose Cash Investment Fund
UBS Liquid Assets Government Fund
UBS Select Prime Institutional Fund
UBS Select Treasury Institutional Fund
UBS Tax-Free Reserves Fund
UBS Select Prime Preferred Fund
UBS Select Treasury Preferred Fund
UBS Tax-Free Preferred Fund
UBS Select Prime Investor Fund
UBS Select Treasury Investor Fund
UBS Tax-Free Investor Fund
UBS Select Treasury Capital Fund
UBS Prime Investor Fund
UBS Prime Preferred Fund
UBS Prime Reserves Fund
UBS Select Government Institutional Fund
UBS Select Government Preferred Fund
UBS Select Government Investor Fund
UBS Select Government Capital Fund
UBS RMA Government Money Market Fund
Classes of Shares of UBS Ultra Short Income Fund
An unlimited number of shares of beneficial interest have been established by the Board as Class A shares, Class P shares and Class I shares of UBS
Ultra Short Income Fund. The Class A shares, Class
P shares and Class I shares represent interests in the assets of only that Series and have the same preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of shares, except as provided in the Trust's Trust Instrument.




CERTIFICATE
I, Keith A. Weller, Vice President and Assistant Secretary of UBS Series Funds, hereby certify that: (i) this Amendment
No. 13 to the Trust Instrument was authorized pursuant to resolutions duly adopted by the Trust's Board of Trustees at a meeting duly called and held on March 9, 2018 and (ii) this Amendment No. 13 to the Trust Instrument of UBS Series
Funds is made in accordance with the provisions of the Trust Instrument and will become effective upon the 9th day of March, 2018. This certificate is executed as of March 9, 2018. IN WITNESS WHEREOF, the undersigned has executed this instrument as of the date indicated above.

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Subscribed and sworn before me this 9th day of March, 2018:
/s/ Barbara A. Valente
Notary

BARBARA A. VALENTE
Notary Public, State of New York
No. 01VA6327932
Qualified in New York County
Commission Expires July 20, 2019




UBS SERIES FUNDS - ANNUAL